Exhibit h.4.k

AMENDMENT
TO

SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment dated April , 2017 is by and among Virtus Fund Services, LLC (“Company”), the trusts known as Virtus Mutual Funds listed on Exhibit A, Virtus Variable Insurance Trust and Virtus Alternative Solutions Trust (each, a “Fund” and together, the “Funds”) and BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”).

BACKGROUND:

A.	Company, Virtus Mutual Funds and BNY Mellon are parties to a Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain sub-administration and accounting services to the Funds’ investment portfolios listed on Exhibit B to the Agreement (each, a “Portfolio”). A Joinder Agreement and Amendment to the Sub- Administration and Accounting Services Agreement was entered into among the parties on February 24, 2014, December 10, 2015 and on July 27, 2016 for the purpose of amending the Agreement and adding or removing certain Funds.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	The first and second sentences in Section 15 of the Agreement are hereby deleted and replaced with the following:

“This Agreement shall continue through November 30, 2017 (the “Initial Term”). Thereafter, this Agreement shall continue automatically for a successive term of one (1) year; provided however, that this Agreement may be terminated at the end of its Initial Term or any subsequent date by BNY Mellon upon 90 days’ prior written notice to the other parties, and by Company or the Funds upon 60 days’ prior written notice to BNY Mellon.”

.

2.	Exhibit A to the Agreement shall be amended and restated as attached hereto.

3.	Exhibit B to the Agreement shall be amended and restated as attached hereto.

4.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representatives designated below as of the day and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Armando Fernandez
Name:	Armando Fernandez
Title:	Vice President

VIRTUS FUND SERVICES, LLC

By:	/s/ George R. Aylward
Name:	George R. Aylward
Title:	President

VIRTUS MUTUAL FUNDS:
VIRTUS EQUITY TRUST

VIRTUS OPPORTUNITIES TRUST
VIRTUS RETIREMENT TRUST

By:	/s/ George R. Aylward
Name:	George R. Aylward
Title:	President

VIRTUS VARIABLE INSURANCE TRUST

By:	/s/ George R. Aylward
Name:	George R. Aylward
Title:	President

VIRTUS ALTERNATIVE SOLUTIONS TRUST

By:	/s/ George R. Aylward
Name:	George R. Aylward
Title:	President

EXHIBIT A

THIS EXHIBIT A, dated April , 2017 is Exhibit A to that certain Sub- Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Fund Services, LLC, the investment companies as listed below and BNY Mellon Investment Servicing (US) Inc.

FUNDS

VIRTUS MUTUAL FUNDS

Virtus Equity Trust

Virtus Opportunities Trust
Virtus Retirement Trust

Virtus Variable Insurance Trust

Virtus Alternative Solutions Trust

EXHIBIT B

THIS EXHIBIT B, dated April , 2017 is Exhibit B to that certain Sub- Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Services, LLC, each of the investment companies and the Portfolios listed below and BNY Mellon Investment Servicing (US) Inc.

PORTFOLIOS GROUP A

Virtus Equity Trust

Virtus Contrarian Value Fund

Virtus Enhanced Core Equity Fund (formerly Virtus Growth & Income Fund)*

Virtus Global Quality Dividend Fund (formerly Virtus Quality Large-Cap Value Fund)*

Virtus Mid-Cap Core Fund*

Virtus Mid-Cap Growth Fund*

Virtus Quality Small-Cap Fund*

Virtus Small-Cap Core Fund*

Virtus Small-Cap Sustainable Growth Fund*

Virtus Strategic Allocation Fund (formerly Virtus Balanced Fund)*

Virtus Strategic Growth Fund*

Virtus Tactical Allocation Fund*

Virtus Opportunities Trust

Virtus Bond Fund*

Virtus CA Tax-Exempt Bond Fund*

Virtus Emerging Markets Debt Fund*

Virtus Emerging Markets Opportunities Fund*

Virtus Emerging Markets Small-Cap Fund*

Virtus Foreign Opportunities Fund*

Virtus Global Infrastructure Fund (formerly, Virtus Global Dividend Fund)*

Virtus Global Opportunities Fund*

Virtus Global Real Estate Securities Fund*

Virtus Greater European Opportunities Fund*

Virtus Herzfeld Fund*

Virtus High Yield Fund*

Virtus International Equity Fund*

Virtus International Real Estate Securities Fund*

Virtus International Small Cap Fund*

Virtus International Wealth Masters Fund

Virtus Low Duration Income Fund*

Virtus Low Volatility Equity Fund*

Virtus Multi-Sector Intermediate Bond Fund*

Virtus Multi-Sector Short Term Bond Fund*

Virtus Real Estate Securities Fund*

Virtus Senior Floating Rate Fund*

Virtus Tax-Exempt Bond Fund*

Virtus Wealth Masters Fund*

FUNDS OF FUNDS

Virtus Alternatives Diversifier Fund*
Virtus Sector Trend Fund
Virtus Equity Trend Fund
Virtus Multi-Asset Trend Fund
Virtus Global Equity Trend Fund

Virtus Retirement Trust

Virtus DFA 2015 Target Date Retirement Income Fund

Virtus DFA 2020 Target Date Retirement Income Fund

Virtus DFA 2025 Target Date Retirement Income Fund

Virtus DFA 2030 Target Date Retirement Income Fund

Virtus DFA 2035 Target Date Retirement Income Fund

Virtus DFA 2040 Target Date Retirement Income Fund

Virtus DFA 2045 Target Date Retirement Income Fund

Virtus DFA 2050 Target Date Retirement Income Fund

Virtus DFA 2055 Target Date Retirement Income Fund

Virtus DFA 2060 Target Date Retirement Income Fund

GROUP B

VIRTUS VARIABLE INSURANCE TRUST

Virtus Capital Growth Series*

Virtus Enhanced Core Equity Series (formerly Virtus Growth & Income Series)*

Virtus International Series*

Virtus Multi-Sector Fixed Income Series*

Virtus Equity Trend Series

Virtus Real Estate Securities Series*

Virtus Small-Cap Growth Series*

Virtus Small-Cap Value Series*

Virtus Strategic Allocation Series*

GROUP C

VIRTUS ALTERNATIVE SOLUTIONS TRUST

Virtus Credit Opportunities Fund

Virtus Select MLP and Energy Fund

Virtus Multi-Strategy Target Return Fund

Virtus Strategic Income Fund

*For those Portfolios denoted with an asterisk, BNY Mellon performed the regulatory administration services described in Section 14(b) of the Agreement through April 15, 2014. Thereafter, BNY Mellon ceased performing regulatory administration services under the Agreement.